UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________________
FORM 8-K
____________________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2026
____________________________________________
LYONDELLBASELL INDUSTRIES N.V.
(Exact name of registrant as specified in its charter)
 ____________________________________________

Netherlands	001-34726	98-0646235
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd.,		4th Floor, One Vine Street
Suite 5100		London	Delftseplein 27E
Houston, Texas		W1J0AH	3013AA	Rotterdam
USA	77056	United Kingdom	Netherlands
(Address of principal executive offices) (Zip code)

(713)	309-7200	+44 (0)	207	220 2600	+31 (0)	10	275 5500
(Registrant’s telephone numbers, including area codes)
(Former name or former address, if changed since last report)
_____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Ordinary Shares, €0.04 Par Value	LYB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As discussed under Item 5.07 below, at the annual general meeting of shareholders of LyondellBasell Industries N.V. (the “Company”) held on May 22, 2026 (the “Annual Meeting”), the Company’s shareholders approved the amendment and restatement of the LyondellBasell Industries Long Term Incentive Plan (as amended and restated, the “Plan”). The amendments (i) authorize an additional 8,000,000 ordinary shares for issuance under the Plan and (ii) establish that per annum grants to any individual non-executive member of the Company’s Board of Directors may not exceed $2 million in aggregate grant-date fair value.

A description of the Plan, including the amendments, is set forth in the Company’s definitive proxy statement for the Annual Meeting, filed with the U.S. Securities and Exchange Commission on April 10, 2026 (the “Proxy Statement”).

The foregoing description and summary of the Plan contained in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Plan, attached hereto as Exhibit 10.1. The summary and full text of the Plan are each incorporated herein by reference.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, shareholders representing 285,156,235 shares of the Company, or approximately 88.34% of shares entitled to vote at the Annual Meeting, were present in person or by proxy. The Company’s shareholders voted on and approved each of the matters set forth below.
Proposal 1

The election of 12 director nominees to serve as members of the board of directors of the Company until the annual general meeting of shareholders in 2027 was approved based on the following votes:

	FOR	AGAINST	WITHHOLD	BROKER NON-VOTES
Jacques Aigrain	253,781,201	11,723,053	1,320,111	18,331,870
Lincoln Benet	263,268,472	3,300,236	255,657	18,331,870
Robin Buchanan	262,515,812	4,108,866	199,687	18,331,870
Anthony Chase	264,434,468	1,885,377	504,520	18,331,870
Robert Dudley	265,949,767	614,609	259,989	18,331,870
Claire Farley	259,082,977	7,475,810	265,578	18,331,870
Rita Griffin	261,309,043	5,163,527	351,795	18,331,870
Michael Hanley	263,560,883	2,995,291	268,191	18,331,870
Virginia Kamsky	264,737,367	1,594,335	492,663	18,331,870
Bridget Karlin	265,127,500	1,570,709	126,156	18,331,870
Albert Manifold	263,782,890	2,554,261	487,214	18,331,870
Peter Vanacker	265,425,375	1,078,544	320,446	18,331,870
Proposal 2
The discharge of directors from liability was approved based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
264,078,734	1,738,358	1,007,273	18,331,870

Proposal 3
The adoption of the Company’s Dutch statutory annual accounts for the year ended December 31, 2025 was approved based on the following votes:

FOR	AGAINST	ABSTAIN
283,737,045	363,481	1,055,709
Proposal 4

The appointment of PricewaterhouseCoopers N.V. as the auditor of the Company’s Dutch statutory annual accounts for the year ending December 31, 2026 was approved based on the following votes:

FOR	AGAINST	ABSTAIN
281,872,084	3,157,154	126,997
Proposal 5

The ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026 was approved based on the following votes:

FOR	AGAINST	ABSTAIN
281,848,128	3,146,470	161,637
Proposal 6

An advisory resolution approving the compensation of the Company’s Named Executive Officers was approved based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
257,609,478	8,749,875	465,012	18,331,870
Proposal 7

The authorization of the Board to repurchase up to 10% of the Company’s issued share capital, at prices ranging from the nominal value of the shares up to 110% of the market price for the shares, until November 22, 2027 was approved based on the following votes:

FOR	AGAINST	ABSTAIN
284,324,402	413,776	418,057
Proposal 8

The cancellation of all or a portion of shares held in or repurchased into the Company’s treasury account was approved based on the following votes:

FOR	AGAINST	ABSTAIN
284,462,968	444,643	248,624

Proposal 9

The amendment and restatement of the Plan was approved based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
263,183,904	3,249,327	391,134	18,331,870
Item 8.01.     Other Events.
As discussed under Item 5.07 above, at the Annual Meeting, the Company’s shareholders approved a new share repurchase program authorizing the Company to repurchase up to 10% of the Company’s issued share capital as of the date of the Annual Meeting, or 34,042,250 shares, until November 22, 2027. The repurchases may be executed from time to time through open market or privately negotiated transactions, and the amount and timing of any future share repurchases will depend on, and be subject to, market conditions, general economic conditions, applicable legal requirements and other corporate considerations. The share repurchase program may be suspended or discontinued at any time and does not obligate the Company to acquire any particular number of shares.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	LyondellBasell Industries Long Term Incentive Plan.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date:	May 22, 2026
		By:	/s/ Jeffrey A. Kaplan
Jeffrey A. Kaplan
Executive Vice President